EXHIBIT 1.1

                             Storage Equities, Inc.
                                2,000,000 Shares
                  ______% Cumulative Preferred Stock, Series E
                         (Stated Value $25.00 Per Share)

                             UNDERWRITING AGREEMENT

   PAINEWEBBER INCORPORATED                January ___, 1995
   SMITH BARNEY INC.                       New York, New York
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   THE ROBINSON-HUMPHREY
     COMPANY, INC.

       As Representatives of the Several Underwriters

   c/o PAINEWEBBER INCORPORATED
   1285 Avenue of the Americas
   New York, New York  10019

   Ladies and Gentlemen:

        Storage Equities, Inc., a real estate investment trust ("REIT") and a California corporation (the "Company"), proposes to sell an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's ____% Cumulative Preferred Stock, Series E, $25.00 stated value per share (the "Preferred Stock"), to you and the other underwriters named in Schedule I hereto (collectively the "Underwriters") for whom you are acting as Representatives (the "Representatives"). The Company has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 300,000 shares of Preferred Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

        The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriters shall be agreed upon by the Company and the Representatives, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

        The Company confirms as follows its agreements with the Representatives and the several other Underwriters:

        1.   Agreement to Sell and Purchase.

             (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company as set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I to the Price Determination Agreement.

             (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Underwriters to purchase, severally and not jointly, up to 300,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement, upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

        2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives against payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds to the order of the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or such other place as may be agreed upon by the Company and the Representatives. Such payment shall be made at 10:00 a.m., New York City time, on the fifth business day following the date of this Agreement or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

             To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

             Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

             The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

        3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter as set forth below. Certain terms used in this Section 3 are defined in paragraph (w) hereof.

             (a) The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements (file numbers 33-71336 (the "First Registration Statement") and 33-54755 (the "Second Registration Statement" and, collectively with the First Registration Statement, the "Registration Statements")) on Form S-3, including the related prospectus included in such Registration Statements, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including each related prospectus, each of which has previously been furnished to the Representatives. Such Registration Statements have been declared effective under the Act. The Company has filed with the Commission a preliminary prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Act and shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act. The Company has included or will include in such Registration Statements, as amended at the Effective Date, and in the Prospectus Supplement all information required by the Act and the rules and regulations thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statements, as so amended, and form of final prospectus contained in the Second Registration Statement and Prospectus Supplement, or such final prospectus and Prospectus Supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus and accompanying Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

             (b) On the Effective Date, the Registration Statements did or will, and when the Prospectus and the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the requirements of the Act and the rules and regulations thereunder; on each of their respective Effective Dates, the Registration Statements did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statements or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statements or the Prospectus (or any supplement thereto).

             (c) No stop order suspending the effectiveness of the Registration Statements is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

             (d) Each of the Incorporated Documents complied, as of the date such Incorporated Document was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

             (e) Each of the Company, SEI Arlington Acquisition Corporation ("SEI Arlington"), SEI Hypoluxo Acquisition Corporation ("Hypoluxo") and Arlington Acquisition Co. ("Arlington" and, together with SEI Arlington and Hypoluxo, the "Subsidiaries") and PS Partners, Ltd. ("PSPI"), PS Partners II, Ltd. ("PSPII"), PS Partners III, Ltd. ("PSPIII"), PS Partners IV, Ltd. ("PSPIV"), PS Partners V, Ltd. ("PSPV"), PS Partners VI, Ltd. ("PSPVI"), PS Partners VII, Ltd. ("PSPVII") and PS Partners VIII, Ltd. ("PSPVIII" and, collectively, the "Partnerships") has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of December 31, 1994 approximately 37%, 66%, 49%, 33%, 43%, 34%, 51%
   and 26% of the limited partnership units of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVII and PSPVIII, respectively.

             (f) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

             (g) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or contemplated in the Prospectus.

             (h) The Company, each Subsidiary and each Partnership maintain adequate insurance for the conduct of their respective business as described in the Prospectus.

             (i) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company's business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names and trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

             (j) The Company's authorized capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), Adjustable Rate Cumulative Preferred Stock, Series C, stated value $25.00 per share, of the Company (the "Series C Preferred Stock"), 9.50% Cumulative Preferred Stock, Series D, stated value $25.00 per share (the "Series D Preferred Stock") and 8.25% Convertible Preferred Stock, stated value $25.00 per share, of the Company (the "Convertible Preferred Stock") have each been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance on the New York Stock Exchange; prior to the Closing Date, the form of certificate for the Shares will be in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

             (k) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit, proceeding or investigation before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statements or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statements or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

             (l) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Shares; and this Agreement has been duly authorized, executed and delivered by the Company.

             (m) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated herein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

             (n) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or bylaws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or they or its or their properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

             (o) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

             (p) Neither the issue and sale of the Shares, nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or bylaws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

             (q) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

             (r) Other than as described in the Prospectus, there are no outstanding warrants or options to purchase any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the articles of incorporation or bylaws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company have rights to the registration of such securities under either of the Registration Statements.

             (s) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a REIT under
   Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) to be taxed on its "real estate investment trust income" pursuant to Section 857 of the Code.

             (t) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

             (u) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

             (v) To the best of the Company's knowledge, the firm of accountants that have certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statements and the Prospectus are independent public accountants with respect to the Company, as required by the Act. The consolidated financial statements, together with related schedules and notes, incorporated by reference in the Prospectus and the Registration Statements comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included in the Prospectus and in the Registration Statements are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company.

             (w) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that either of the Registration Statements and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus supplement referred to in paragraph
   (a) above. "Prospectus" shall mean the prospectus and Prospectus Supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statements" shall mean the registration statements referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statements as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statements, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the applicable Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the "Incorporated Documents"); and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statements, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the applicable Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

        4. Agreements of the Company. The Company agrees with the Underwriters as follows:

             (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or any dealer, file any amendment to the Registration Statements or make any amendment or supplement to the Prospectus, of which the Representatives shall not previously have been provided a copy or to which, after the Representatives shall have received a copy of such amendment or supplement, as the case may be, proposed to be filed, the Representatives shall reasonably object.

             (b) The Company will use its best efforts to cause any post-effective amendment to either of the Registration Statements to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when any post-effective amendment to either of the Registration Statements becomes effective, (2) of any request by the Commission for amendments or supplements to either of the Registration Statements or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of either of the Registration Statements or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in either of the Registration Statements or the Prospectus untrue or that requires the making of any changes in either of the Registration Statements or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, either of the Registration Statements, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of either of the Registration Statements, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

             (c) The Company will furnish to the Representatives, without charge, four signed copies of each of the Registration Statements and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and, upon request, will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, copies of each of the Registration Statements and any post-effective amendment thereof, including financial statements and schedules but without exhibits.

             (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statements.

             (e) The Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 4(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

             (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. The Company will inform the Florida Department of Banking and Finance if, at any time prior to the completion of the distribution of the Shares by the Underwriters, it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

             (g) During the period of five years commencing on the Effective Date, the Company will furnish to each of the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each of the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

             (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company, the Subsidiaries and the Partnerships, for a period of 12 months ended commencing after the Effective Date of the Second Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder).

             (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statements and exhibits to them, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statements or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement and any Dealer Agreements, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statements, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) any filings required to be made by the Representatives with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and
   (9) the transfer agent for the Shares.

             (j) If this Agreement shall be terminated by the Underwriters pursuant to any of the provisions hereof (otherwise than pursuant to Section 7) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

             (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

             (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

             (m) The Company will use its best efforts to cause the Shares to be listed and to remain listed on the New York Stock Exchange.

             (n) During the period of nine months from the Closing Date, the Company will file such amendments to the Registration Statements or amendments or supplements to the Prospectus as the Representatives may reasonably request in connection with the distribution and sale of the Shares, and will furnish to the Underwriters, at the Company's expense, as many copies of the Registration Statements or the Prospectus, as so amended or supplemented, as the Representatives may reasonably request.

        5. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

             (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to either of the Registration Statements to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings, if any, required by Rule 424 and Rule 430A under the Act shall have been timely made.

             (b) (i) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, (ii) no order suspending the effectiveness of either of the Registration Statements or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request of the Commission for additional information (to be included in the Registration Statements or the Prospectus or otherwise) or any such authorities shall have been complied with to the satisfaction of the Representatives and (iv) after the date hereof no amendment or supplement to either of the Registration Statements or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

             (c) Since the respective dates as of which information is given in the Registration Statements and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, the Subsidiaries or the Partnerships, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statements and the Prospectus and (ii) neither the Company, the Subsidiaries nor any of the Partnerships shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statements and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

             (d) Since the respective dates as of which information is given in the Registration Statements and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of the Subsidiaries or any Partnership or any of their respective officers, directors or general partners in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

             (e) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

             (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from David Goldberg, counsel for the Company, to the effect set forth in Exhibit B, and from Hogan & Hartson, counsel for the Company, to the effect set forth in Exhibit C.

             (g) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Underwriters, with respect to the Registration Statements, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

             (h) Concurrently with the execution and delivery of this Agreement, Ernst & Young shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the rules and regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statements or incorporated by reference therein. At the Closing Date and, as to the Option Shares, the Option Closing Date, Ernst & Young shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Ernst & Young, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

             (i) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statements and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date of the Second Registration Statement, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                  (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

                  (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

             (j) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

             (k) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

             (l) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statements or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

        6.   Indemnification.

             (a) The Company will indemnify and hold harmless each of the Underwriters, the directors, officers, employees and agents of each of the Underwriters and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement to either of the Registration Statements or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by any of the Underwriters and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for inclusion in the Registration Statements, any Preliminary Prospectus or the Prospectus; and provided, further, that the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any Preliminary Prospectus which is completely corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

             (b) Each of the Underwriters will, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs either of the Registration Statements to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in either of the Registration Statements, any Preliminary Prospectus or the Prospectus. The Company acknowledges that the statements set forth under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the registration statements for the Shares as originally filed or in any amendment thereof, any Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that the Underwriters might otherwise have.

             (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.
   If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
   (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or
   (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

             (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed either of the Registration Statements and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for this purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this
   Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed either of the Registration Statements will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

             (e)  The indemnity and contribution agreements contained in this
   Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or
   (iii) any termination of this Agreement.

        7. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing
   Date), by notice to the Company from the Representatives without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

        8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statements and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Storage Equities, Inc., 600 North Brand Boulevard, Glendale, California 91203, Attention: Legal Department, or (b) if to the Underwriters, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                 Very truly yours,

                                 STORAGE EQUITIES, INC.

                                 By:
                                 Name:
                                 Title:

   Confirmed as of the date first
   above mentioned:

   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   THE ROBINSON-HUMPHREY
     COMPANY, INC.

       As Representatives of the Several Underwriters

   By:  PAINEWEBBER INCORPORATED


   By: ______________________________
   Name:
   Title:

                                                                    Exhibit A

                             STORAGE EQUITIES, INC.
                          PRICE DETERMINATION AGREEMENT

                                                             January __, 1995
   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   THE ROBINSON-HUMPHREY COMPANY, INC.

        As Representatives of the Several Underwriters

   c/o PAINEWEBBER INCORPORATED
   1285 Avenue of the Americas
   New York, New York 10019

   Dear Ladies and Gentlemen:

        Reference is made to the Underwriting Agreement, dated January __, 1995 (the "Underwriting Agreement"), between Storage Equities, Inc., a real estate investment trust and a California corporation (the "Company"), and the several underwriters named in Schedule I thereto (the "Underwriters") for whom PaineWebber Incorporated, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and The Robinson-Humphrey Company, Inc. are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's ___% Cumulative Preferred Stock, Series E, stated value $25.00 per share, with the number of Firm Shares to be purchased by each Underwriter set forth in Schedule I hereto. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

        Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Representatives as follows:

        1. The initial public offering price per share for the Shares shall be $25.00, and the annual dividend rate per share shall be ___% of the stated value thereof.

        2. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $______ representing an amount equal to the initial public offering price set forth above, less $____ per share.

        The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                 Very truly yours,

                                 STORAGE EQUITIES, INC.


                                 By: ______________________________
                                 Name:
                                 Title:

   Confirmed as of the date
     first above mentioned:

   PAINEWEBBER INCORPORATED
   SMITH BARNEY INC.
   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
   THE ROBINSON-HUMPHREY COMPANY, INC.

        As Representatives of the Several Underwriters

   By:  PAINEWEBBER INCORPORATED


   By: ______________________________
   Name:
   Title:

                                   SCHEDULE I

                             STORAGE EQUITIES, INC.

                                                               Number of Firm
   Underwriter                                                    Shares

   PaineWebber Incorporated  . . . . . . . . . . . . . . . .
   Smith Barney Inc.     . . . . . . . . . . . . . . . . . .
   Donaldson, Lufkin & Jenrette
     Securities Corporation  . . . . . . . . . . . . . . . .
   The Robinson-Humphrey
     Company, Inc.       . . . . . . . . . . . . . . . . . .

                                                 Total           2,000,000

                                                                    Exhibit B

                               Form of Opinion of
                             Counsel to the Company

        1. Each of the Company, the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of the Company and the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

        2. All of the Company's ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to the best of my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances. All of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company directly, or indirectly through another Subsidiary, and to the best of my knowledge after due inquiry, are free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

        3. The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Convertible Preferred Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the form of certificate for the Shares is in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

        4. To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statements which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statements or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, under Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - REIT Distribution Requirement" and Part III, Item 13 - "Certain Relationships and Related Party Transactions" (other than the financial statements and other financial and statistical information contained therein, as to which I express no opinion) fairly summarize the matters therein described in all material respects.

        5. The Registration Statements and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statements and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and each of the Incorporated Documents (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (other than the financial statements and other financial information contained therein, as to which I express no opinion).

        6. The Company has full corporate power and authority to enter into and perform its obligations under the Agreement and to issue, sell and deliver the Shares; and the Agreement has been duly authorized, executed and delivered by the Company.

        7. No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement, the performance by the Company of its obligations thereunder or the consummation of the transactions contemplated therein, except such as have been obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

        8. The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and, to the best of my knowledge, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, and the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

        9. The Company and each of the Subsidiaries are not in violation of their respective articles of incorporation or bylaws, and each of the Partnerships is not in violation of its respective partnership agreement, and to the best of my knowledge, after due inquiry, neither the Company, the Subsidiaries nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or they or its or their properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

        10. Neither the issue and sale of the Shares, nor the consummation of any other of the transactions contemplated by the Agreement nor the fulfillment of the terms of the Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or bylaws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

        11. No holders of securities of the Company have rights to the registration of such securities under the Registration Statements.

        12. The Registration Statements have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been instituted or threatened.

        I have participated in conferences with representatives of the Underwriters, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statements and the Prospectus and related matters were discussed and, although I do not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to me by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to my attention which lead me to believe that either of the Registration Statements, as of their effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that I do not express any comment with respect to the financial statements and other financial data included in the Registration Statements or Prospectus.

        I have relied as to matters of fact, to the extent I deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                    Exhibit C

                               Form of Opinion of
                           Tax Counsel to the Company

        1. The statements in the Prospectus under the heading "Certain Federal Income Tax Considerations" fairly summarize the federal income tax considerations likely to be material to a holder of the Shares.

        2. Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in our tax opinion filed as Exhibit 8.1 to the Second Registration Statement, the Company has operated in a manner that qualified it as a REIT under the Code, for its taxable years ended December 31, 1988, December 31, 1989, December 31, 1990, December 31, 1991, December 31, 1992, December 31, 1993, and December 31, 1994, and if it has continued and shall continue to operate subsequent to December 31, 1994 in the same manner as it has prior to that date, it will continue to so qualify. You may rely upon our tax opinion filed as Exhibit 8.1 to the Second Registration Statement to the same extent as if it were set forth in full herein.

        We have relied as to matters of fact, to the extent we deemed proper, on certificates of responsible officers of the Company and public officials, and, as to matters of California law, on the opinion of David Goldberg.